Exhibit 10.1

Private & Confidential
C Williams Esq
335a Longthorpe Road
Peterborough
Cambs
UK
PE3 6LU

22 October 2013

Dear Chris

RE: Your role in respect of Pacific Green Technologies Inc.

Further to our recent meetings, I have pleasure in making you a formal offer for the role of Business Development Director of Pacific Green Technologies Inc.

Your role will be to focus developing potential new business opportunities and generating sales from PGT's existing assets with the following areas of responsibility:

a)	Promote, develop and co-ordinate new project initiatives that are within the PGT's strategy as requested by the Board, commencing with the Belfast Biomass Plant.

b)	Assist with the fund raising team in investor presentations as required by the Board.

c)	Identify, market and promote the ENVI-CleanTM and ENVI-PureTM Emission Control Technology to potential licensees, distributors and end users within Europe and Internationally as directed by the Board.

5205 Prospect Road,
San Jose, California,
USA
95129

d)
Conclude a heat sales agreement with Bakkavor and two other local heat offtakers in the Sutton Bridge for terms that are suitable for accreditation. Please liase with Dr Andrew Jolly regarding accreditation suitability/language in the agreements and myself for commercial direction.

e)	Source 50,000 tons per annum of uncontaminated waste wood at a maximum of GBP £45 per ton delivered to a location within a 10 mile radius of Sutton Bridge.

f)	Identify negotiate and close a Power Purchase Agreement with an electricity offtaker with BBB+ credit rating or better for a minimum of seven years.

In return for the above, you will receive the following remuneration package made up of a small retainer, stock options, stock gift, cash bonuses and commissions as follows:

•	a daily fee of GBP £450 per day + VAT for work within the UK with a guarantee of 4 days a month minimum for six months then review the situation with a view to increase the basic;
•	director and officer insurance;
•	a bonus on financial close (funding) of GBP £50,000;
•	10,000 PGT shares under option at $2 per share upon completion of Financial Close on Sutton Bridge.
•	upon financial close of EPSB, Pacific Green Group Limited will gift you a further 20,000 PGT shares subject to lock in provisions (todays value US$125,000)
•	the commissions for business development performance as follows:

5205 Prospect Road,
San Jose, California,
USA
95129

    a) ENVI Emissions Control Equipment:

    - ENVI Sales Commission of 10% of any license fees generated in the first year reducing to 8% in the second, 6% for the third and the 2% thereafter
    - ENVI Sales Commission of 3% of net sales of any equipment direct sale with no third party commission paid
    - ENVI Sales Commission of 7% of net sales of any equipment sale via a third party agent

    b) Fund Raising Commission:

    - 5% of any equity raised as PGT prior to Financial Close of EPSB
    - 0.25% of any debt introduced for Sutton Bridge
    - 0.5% of any equity introduced for Sutton Bridge

    c) Heat Off-take Sales-Sutton Bridge if HOT contingent on the `plant in operation' only signed before 31st Dec '13:

    - 10% of Yr 1 sales value, 6% of Yr 2, 4% of Yr 3, 2% of thereafter

    For the second Heat Off-taker and further:

    - 5% of Yr 1, 3% of Yr 2, 2% thereafter

   d) Power Purchase Agreement Sales:

    - 0.25% of PPA value for year 1, 0.2% for year 2.

All cash commissions due under this agreement will be paid with 14 days of PGT Inc. receiving the funds from the relevant sale.

The Company will pay all reasonable out of pocket expenses, any expense in excess of GBP £500 will need to be approved in advance.

Chris, we would like to make significant progress on the uncontaminated waste wood sourcing, heat off-take agreements to a stage of Contingent Sales Agreement with both projects. Also, please liaise internally prior to commencing the Belfast opportunity.

5205 Prospect Road,
San Jose, California,
USA
95129

For the avoidance of doubt no agreement can entered into unless it has been duly authorized by the Board in advance or approved by myself.

I trust the above is in accord with our discussions and look forward to receiving your signed agreement in over the next few days.

Yours sincerely

Neil Carmichael
For Pacific Green Technologies Limited

I hereby agree to the terms of this letter and the terms of my appointment:

/s/ Christopher John Williams
Christopher John Williams

5205 Prospect Road,
San Jose, California,
USA
95129